15

                                                                       Exhibit 5

                             Joint Filing Agreement

        Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the "Schedule 13D"), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned. This Agreement may be signed by the undersigned in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Dated: November 22, 1999

                                   Casuarina Cayman Holdings Ltd.

                                        By:  /s/ William J. Yung
                                             -------------------
                                             Name:  William J. Yung
                                             Title: President


                                   1994 William J. Yung Family Trust

                                        By:  The Fifth Third Bank,
                                             as Trustee

                                        By:  /s/ Timothy A. Rodgers
                                             ----------------------
                                             Name: Timothy A. Rodgers
                                             Title: Trust Officer


                                   /s/ Joseph Yung
                                   ---------------
                                   Joseph Yung


                                   /s/ William J. Yung
                                   -------------------
                                   William J. Yung